Exhibit 99(f)

CERTIFICATE REGARDING

PPL ELECTRIC UTILITIES CORPORATION'S 10-Q

FOR THE QUARTER ENDED JUNE 30, 2002

In connection with the quarterly report on Form 10-Q of PPL Electric Utilities Corporation (the "Company") for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal financial officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

  The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this certificate as of this 13th day of August, 2002.

/s/ James E. Abel
James E. Abel
Treasurer
PPL Electric Utilities Corporation